Exhibit 5.1

July 25, 2019

Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Apollo Global Management, LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of the Company, filed with the Securities Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder. You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of up to 47,658,088 Class A shares representing Class A limited liability interests of the Company, no par value per share (the “Shares”), that may be issued or delivered pursuant to the Company’s Apollo Global Management, LLC 2019 Omnibus Equity Incentive Plan (the “Plan”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

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1. the Registration Statement;

2. the Plan and the forms of award agreements relating to awards granted under the Plan;

3. the Certificate of Formation of the Company, included as Exhibit 4.1 to the Registration Statement; and

4. the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 19, 2019, included as Exhibit 4.2 to the Registration Statement.

In addition, we have examined (i) such limited liability company records of the Company that we have considered appropriate, including copies of resolutions of the manager of the Company relating to the Registration Statement and resolutions of the board of directors of the sole member of the Company’s manager relating to the Registration Statement and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized by all necessary limited liability company action on the part of the Company and, when issued, delivered and paid for in accordance with the terms of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, the Shares will be validly issued and fully paid and holders of the Shares will have no obligation to make payments or contributions to the Company or its creditors solely by the reason of their ownership of the Shares.

The opinion expressed above is limited to the Delaware Limited Liability Company Act. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

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We hereby consent to use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP